UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 26, 2007
eFunds Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale, Arizona 85253
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 480-629-7700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-2.1
EX-99.1

Item 1.01 Entry Into a Material Definitive Agreement.
     Merger Agreement
     In the evening of June 26, eFunds Corporation (the “Company”) executed an Agreement and Plan of Merger, dated as of June 26, 2007 (the “Merger Agreement”), with Fidelity National Information Services, Inc. (“Parent”), and Agamemnon Merger Corp. (“Merger Sub”).
     Under the terms of the Merger Agreement, Parent will acquire the Company through a merger of Merger Sub with and into the Company, in which all outstanding common shares (other than those held by the Company, Parent or any of their subsidiaries or shares as to which appraisal rights are validly exercised) will be converted into the right to receive $36.50 per share in cash and the surviving corporation will become a wholly owned subsidiary of Parent. Completion of the merger is subject to certain conditions, including approval of the Merger Agreement by the holders of two-thirds of the Company’s outstanding common shares, required governmental antitrust clearance, absence of an injunction or illegality, the absence of a material adverse effect on the Company and other customary conditions.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Parent, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Parent.
Item 8.01. Other Events.
     On June 27, 2007, the Company and the Parent issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2007, by and among eFunds Corporation, Fidelity National Information Services, Inc. and Agamemnon Merger Corp.*

Exhibit No.	Description

99.1	Press Release issued jointly by eFunds Corporation and Fidelity National Information Services, Inc. on June 27, 2007

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
IMPORTANT NOTICE:
eFunds will file a proxy statement with the U.S. Securities and Exchange Commission (or the SEC) in connection with the merger. Stockholders are strongly advised to read the document when it becomes available because it will contain important information about the proposed merger. Stockholders would be able to obtain a free copy of the proxy statement as well as other filings containing information about the Company and the merger, if and when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about the Company and the merger may be obtained, if and when available, without charge, by directing a request to eFunds Corporation, Attention: Investor Relations, Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona 85253 or by phone at (480) 629-7700, or on the Company’s Internet site at www.eFunds.com.
Participants in Solicitation
The Company and its executive officers and directors and other members of management and employees are potential participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed merger.
Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC in connection with the proposed merger.
Forward-Looking Statements
This release contains forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the merger. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 27, 2007

eFunds CORPORATION
By:	/s/ Paul F. Walsh
	Name:	Paul F. Walsh
	Title:	Chairman and CEO

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2007, by and among eFunds Corporation, Fidelity National Information Services, Inc. and Agamemnon Merger Corp.*

99.1	Press Release issued jointly by eFunds Corporation and Fidelity National Information Services, Inc. on June 27, 2007

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrants hereby undertake to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.